UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2015

ALPINE GLOBAL PREMIER PROPERTIES FUND

(Exact name of registrant as specified in its charter)

Delaware	811-22016	20-8430002
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Westchester Avenue, Suite 215, Purchase, New York, 10577

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (914) 251-0880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

Effective June 25, 2015, Deloitte & Touche LLP (“D&T”) was replaced as the independent registered public accounting firm to each of the following closed-end funds: Alpine Global Premier Properties Fund, Alpine Global Dynamic Dividend Fund and Alpine Total Dynamic Dividend Fund (each a “Fund”).  The Board of Trustees of each Fund approved the dismissal upon recommendation by the Audit Committee of each Board.

D&T’s reports on the Funds’ financial statements for the two most recent fiscal years ended October 31,2014 and October 31, 2013 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Funds’ two most recent fiscal years ended October 31, 2014 and October 31, 2013 and during the period from the end of the most recently completed fiscal year through the date of this Form 8-K, (i) there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Funds' financial statements for such periods, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Funds have provided D&T with a copy of the foregoing disclosures and have requested D&T to furnish them with a letter addressed to the Securities and Exchange Commission stating whether D&T agrees with the statements contained above. A copy of the letter from D&T to the Securities and Exchange Commission is filed as an exhibit hereto.

 (b) Engagement of new independent registered public accounting firm

On June 25, 2015, upon recommendation of the Audit Committee of each Fund's Board of Trustees, each Fund’s Board of Trustees approved the engagement of Ernst & Young LLP (“E&Y”) as each Fund's independent registered public accounting firm for the fiscal year ended October 31, 2015. The selection of E&Y does not reflect any disagreements with or dissatisfaction by the Trusts or the Boards of Trustees with the performance of the Funds' prior independent registered public accounting firm, D&T.

During the Funds' fiscal years ended October 31, 2014 and October 31, 2013, and during the period from the end of the most recently completed fiscal year through the date of this Form 8- K neither the Funds, nor anyone on their behalf, consulted with E&Y on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds' financial statements; or (ii) concerned the subject of a “disagreement” (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a “reportable event” (as described in paragraph (a)(1)(v) of said Item 304).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1	Letter dated June 26, 2015 from Deloitte & Touche LLP to the Securities and Exchange Commission confirming the disclosures contained in Item 4.01 of this report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine Global Premier Properties Fund

By:           /s/ Ronald Palmer

Ronald Palmer

Chief Financial Officer

Date: June 26, 2015

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June 26, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Alpine Global Premier Properties Fund’s Form 8-K (Commission File No. 811-22016) dated June 26, 2015, and have the following comments:

1.	We agree with the statements made in the first four paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the last two paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP